Exhibit 99.1

Filed by Beazer Homes USA, Inc.

pursuant to Rule 425 under the Securities Act of 1933 and

deemed filed pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934

Subject Company: Beazer Homes USA, Inc.

Commission File No. 001 - 12822

Registration Statement on Form S-4 (No. 333-179488)

News Release

Beazer Homes USA, Inc. Announces Results of Exchange Offers

ATLANTA—(BUSINESS WIRE)—Mar. 13, 2012—Beazer Homes USA, Inc. (NYSE: BZH) announced today the results of its previously initiated offers to exchange shares of its common stock for (i) any and all of its 7.50% Mandatory Convertible Subordinated Notes due 2013 (the “Notes”) and (ii) any and all of its 7.25% Tangible Equity Units (the “Units”).

Note holders tendered approximately $48.1 million aggregate principal amount of Notes, or approximately 84% of the principal amount of the outstanding Notes, in exchange for approximately 11.0 million shares of common stock (subject to increase due to the rounding up of fractional shares). A total of approximately $9.4 million principal amount of Notes will remain outstanding following the settlement of the Notes exchange offer.

Unit holders tendered approximately 2,817,600 Units, or approximately 94% of the outstanding Units, in exchange for approximately 13.8 million shares of common stock (subject to increase due to the rounding up of fractional shares). A total of approximately 182,400 Units will remain outstanding following the settlement of the Units exchange offer, and the amortizing notes that form a portion of the Units will have a remaining aggregate principal balance of approximately $470,000.

“We are pleased with the participation levels achieved for these exchange offers,” said Allan Merrill, President and Chief Executive Officer of Beazer Homes. “As part of our efforts to accelerate the Company’s return to profitability, these successful exchanges effectively convert approximately $55.3 million of debt to shareholder’s equity on our balance sheet and reduce our annual interest expense by approximately $4.1 million.”

Settlement of the exchange offers is expected to be on or about March 20, 2012.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. In any jurisdiction where the laws require such offers to be made by a licensed broker or dealer, the offers will be deemed to be made on behalf of the Company by one or more registered broker dealers under the laws of such jurisdiction.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as joint dealer managers for the exchange offers. D.F. King & Co., Inc. is serving as the information agent for the exchange offers. Persons with questions regarding the exchange offers should contact Citigroup Global Markets Inc. at (877) 531-8365 (toll free), Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or D.F. King & Co., Inc. at (800) 859-8509 (toll free) or (212) 269-5550 (collect). Copies of the registration statement, prospectus and other filed documents relating to the exchange offer for free at the SEC’s web site (www.sec.gov) or by contacting the information agent, D.F. King & Co., Inc.

About Beazer Homes USA, Inc.

Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company’s industry-leading high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on The New York Stock Exchange and trades under the ticker symbol “BZH.”

Forward-Looking Statements

This press release contains statements that are not statements of historical fact, including statements related to the terms and timing of the exchange offers and the Company’s ability to achieve the stated purpose of the exchange offers, and constitute forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “estimate,” “approximate,” “plan,” “goal” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These statements are not guarantees of future performance, and holders of the Subject Securities should not place undue reliance on forward-looking statements. Although the Company believes these statements are reasonable, forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those projected by such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those disclosed in the Prospectus related to the exchange offers under the heading “Risk Factors” and in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 under the heading “Risk Factors.” This list of factors is not exhaustive, however, and these or other factors, many of which are outside of the Company’s control, could have a material adverse effect on the Company and its results of operations. Forward-looking statements speak only as of the date on which the statements are made, and the Company undertakes no obligation to update any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

CONTACT

Beazer Homes USA, Inc.

Carey Phelps, 770-829-3700

Director, Investor Relations & Corporate Communications

investor.relations@beazer.com

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